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                                  EXHIBIT 10.24

                             SECOND AMENDMENT TO THE
                           BELDEN WIRE & CABLE COMPANY
                  SUPPLEMENTAL EXCESS DEFINED CONTRIBUTION PLAN

WHEREAS, Belden Wire & Cable Company (hereinafter referred to as the "Company") established the Belden Wire & Cable Company Supplemental Excess Defined Contribution Plan (hereinafter referred to as the "Plan") restated as of January 1, 1998, for the benefit of certain employees of the Employer;

WHEREAS, Section 1 of Article IX of the Plan in effect prior to this amendment provides that the Company may amend the Plan at any time;

WHEREAS, the Company deems it desirable to make certain revisions to the Plan;

NOW, THEREFORE, the Plan is amended hereinafter set forth, effective January 1, 2002.

Article 4, Section 2 is hereby deleted and replaced with the following:

"SECTION 4.2      SUPPLEMENTAL ELECTIVE DEFERRAL CONTRIBUTIONS

As of the last day of each month, the Separate Account of each Participant shall be credited with Supplemental Elective Deferral Contributions equal to the Elective Deferral Contributions that would have been credited to the Savings Plan on his behalf for such month except for the provisions of Sections 401(a)(17), 402(g), 401(k)(3), and Section 415 of the Code and that were deferred from his Compensation in accordance with a duly executed and filed compensation reduction authorization form."

IN WITNESS WHEREOF, Belden Wire & Cable Company, by its duly authorized officer, executes this amendment on the 1st day of January, 2002.

                                                     BELDEN WIRE & CABLE COMPANY

                                                     By:  Cathy O. Staples
                                                          ----------------------

                                                     Its: Vice President

Attest:  /s/Eivind J. Kolemainen
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